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                                                             Exhibit 4.5


                              ROCKFORD CORPORATION


                                    INCENTIVE
                             STOCK OPTION AGREEMENT

      This Stock Option Agreement ("Agreement") made as of the day of , 1994, by and between Rockford Corporation ("Corporation") and _____________ ("Optionee").


INTRODUCTION

      Optionee is a valuable employee of the Corporation and the Corporation considers it in its best interests that Optionee be given an inducement to acquire a proprietary interest in the Corporation.


AGREEMENTS

      The parties agree as follows:

      1.    Grant of Option.

      The Corporation grants to Optionee the option to purchase 2,500 shares of its common stock ("Stock") at a price of $6.50 per share, pursuant to the Rockford Corporation 1994 Stock Option Plan ("Plan"). This Option is an "incentive option" as that term is defined in Section 422 of the Internal Revenue Code of 1986.

      2.    Time of Exercise.

      The Option shall be exercisable on the Grant Date (as defined in the Plan), as to 25% of the shares. Thereafter, an additional 25% of the original number of shares subject to the Option may be purchased after the completion of each additional one year of employment measured from the Grant Date. After three years of employment from the Grant Date, the Option shall be fully exercisable. Notwithstanding the preceding exercisability schedule, if at any time before the Option becomes fully exercisable (a) the Corporation's shares become registered under the Securities Act of 1933, the Option shall become fully exercisable upon the effective date of the registration and (b) the Corporation enters into an agreement to sell all or substantially all of the Corporation's shares or assets, the Option shall become fully exercisable upon the date of Closing of the agreement to sell. An agreement for merger or consolidation will be considered an "agreement to sell" under this section if, after the merger, Corporation's shareholders do not continue to hold a controlling interest in the surviving corporation.

      3.    Method of Exercise.

      The Option shall be exercised by delivery of the notice in the form attached as Exhibit A to the Secretary of the Corporation together with a check in payment of the Option price for the number of shares specified plus applicable federal and state withholding taxes. At the discretion of the Board, Optionee may pay for the Stock through delivery of Stock with a fair market value equal to the Option price. Options may be exercised only with respect to whole shares. Fair market value shall be determined in good faith by the Board of Directors of the Corporation.
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      4.    Termination of Option.

      The Option, to the extent not exercised, shall terminate upon the first to occur of:

            (a) termination of employment of Optionee; provided, however, that the Option, to the extent exercisable on the date of termination of employment, may be exercised by his or her personal representative for a period of ninety days after termination of employment on account of death; or

            (b) ten years from the date of this Agreement.

      5.    Non-Transferability of Option.

      Except as provided in Section 4(a), the Option is not transferable by the Optionee.

      6.    Rights Prior to Exercise.

      The Optionee shall have no rights as a shareholder with respect to any Stock issued to the Optionee as a result of the exercise of an Option under this Agreement and any Stock owned by the Optionee as a result of Stock splits, Stock dividends or otherwise on the Stock issued as a result of the exercise of an Option under this Agreement until the date of issuance of a share certificate to the Optionee for such Option Stock.

      7.    Restrictions on Stock.

      Option Stock shall be subject to the following restrictions:

            (a) During the period beginning with the Optionee's termination of employment for any reason except death and ending six months thereafter, the Corporation shall have the right to call any of the Option Stock from the then current holder of the Option Stock at the purchase price equal to the fair market value of the Stock as determined in good faith by the Board. If the Optionee's employment is terminated by death, the Corporation's call option shall expire nine months after the Optionee's death. If the Corporation calls any of the Option Stock, the then current holder of the Option Stock shall surrender such Stock, duly endorsed for transfer, upon payment of the purchase price.

            (b) Each Stock certificate issued for Option Stock shall bear a legend evidencing the restrictions contained in this Section 7.

      8. Repurchase in Certain Cases. If Optionee exercises any Options and later terminates his or her employment and within one year thereafter engages in any activities, directly or indirectly, either as a consultant, employee, shareholder, partner or otherwise with any business that competes with the Corporation, Optionee, upon demand of the Corporation at any time thereafter, shall surrender to the Corporation for repurchase, all shares purchased on exercise of Options under this Agreement. The repurchase price, payable in cash, shall be the lesser of the price Optionee paid for the shares or the fair market value of the shares, as determined by the Board in its discretion at the date of repurchase.

      9.    Miscellaneous.

      This Agreement is subject to all the provisions of the Rockford Corporation 1994 Stock Option Plan as it may be amended from time to time.


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      10.   Execution.

      The parties hereto have executed this Agreement on the dates show below.


                                    ROCKFORD CORPORATION


                                    By:
                                       ---------------------------------
                                          President


                                    OPTIONEE



                                    ------------------------------------


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                                    EXHIBIT A

                               NOTICE OF EXERCISE
                                       OF
                             INCENTIVE STOCK OPTION

          I hereby exercise the Option granted to me by Rockford Corporation ("Corporation") pursuant to the Stock Purchase Agreement and notify you of my desire to purchase _________ shares of Stock of the Corporation.

          Enclosed is:

                  (a) my check in the amount of $__________, in full payment for such shares; or

                  (b) a certificate for, or my binding and irrevocable request that you withhold from the shares to be delivered pursuant to this notice, shares of Stock of the Corporation having a fair market value on the date of exercise equal to the full Option price for the shares purchased under this notice and the federal and state withholding taxes due as a result of such purchase.

          I represent and warrant to the Corporation and agree as follows:

          1. Information, Experience and Economic Ability. I have received a copy of the Plan, and as an employee, I have access to information regarding the Corporation and have been afforded the opportunity to ask questions and receive additional information from the Corporation regarding the terms of an investment in the Stock, and my requests for information have been satisfied. I have business experience and knowledge adequate to evaluate the risks of an investment in the Stock, and I can bear the economic risk of losing my entire investment in the Stock and can afford to hold the Stock for an indefinite period of time. I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in the Stock for which I am exercising the Option. My overall commitment to investments which are not readily marketable is not disproportionate to my net worth, and my investment in the Stock will not cause such overall commitments to become excessive. I acknowledge that I have been advised to consult my tax and legal advisors regarding my investment in the Stock.

          2. Restrictions on Transfer. I acknowledge that there are substantial restrictions on the transferability of the Stock under securities laws unless they are registered or an exemption from such registration is available and established to the satisfaction of the Corporation; that investors in the Stock have no rights to require that the Stock be registered under federal or state securities laws or to require the Corporation to make available the information that would enable the Stock to be sold pursuant to Rule 144 under the Act; that there may never be a public market for the Stock so that it may never be possible for me to liquidate my investment in the Stock; and that the certificates representing the Stock will bear a legend referring to the foregoing transfer restrictions.

          3. No Distribution. The Stock to be delivered pursuant to the exercise of the Option is being acquired solely for my own account, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof.

          4. Accuracy of Representations. I understand that the Corporation will have the right to reject this Notice of Exercise if it believes for any reason that the undersigned is unsuitable to invest in the Stock under federal or state securities laws; that the Corporation is relying upon the representations in this notice in determining my suitability as an investor in the Stock; that I would not be permitted to purchase the Stock if any representation or warranty were known to be materially false; that a false representation may constitute a violation of law; and that any person who suffers damage as a result of a false representation may have a claim against me.

                                                 OPTIONEE


                                              _______________________________


                                              Dated _________________________

                              ROCKFORD CORPORATION

                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Agreement") made as of the ____ day of _________, 2000, by and between Rockford Corporation ("Corporation") and
_________________ ("Optionee").

INTRODUCTION

         Optionee is a ___________ of the Corporation and the Corporation considers it in its best interests that Optionee be given an inducement to acquire a proprietary interest in the Corporation.

AGREEMENTS

         The parties agree as follows:

          1. Grant of Option.

         The Corporation grants to Optionee the option to purchase ______ shares of its common stock ("Stock") at a price of $10.50 per share, pursuant to the Rockford Corporation 1994 Stock Option Plan ("Plan"). This Option is not an "incentive option" as that term is defined in Section 422 of the Internal Revenue Code of 1986.

          2. Time of Exercise.

         The Option shall be exercisable on the Grant Date (as defined in the Plan), as to 25% of the shares. Thereafter, an additional 25% of the original number of shares subject to the Option may be purchased after the completion of each additional one year of employment measured from the Grant Date. After three years of employment from the Grant Date, the Option shall be fully exercisable. Notwithstanding the preceding exercisability schedule, if at any time before the Option becomes fully exercisable (a) the Corporation's shares become registered under the Securities Act of 1933, the Option shall become fully exercisable upon the effective date of the registration and (b) the Corporation enters into an agreement to sell all or substantially all of the Corporation's shares or assets, the Option shall become fully exercisable upon the date of Closing of the agreement to sell. An agreement for merger or consideration will be considered an "agreement to sell" under this section if, after the merger, Corporation's shareholders do not continue to hold a controlling interest in the surviving corporation.

          3. Method of Exercise.

         The Option shall be exercised by delivery of the notice in the form attached as Exhibit A to the Secretary of the Corporation together with a check in payment of the Option price for the number of shares specified plus applicable federal and state withholding taxes. At the discretion of the Board, Optionee may pay for the Stock through delivery of Stock with a fair market value equal to the Option price, plus applicable federal and state withholding taxes. Options may be exercised only with respect to whole shares. Fair market value shall be determined in good faith by the Board of Directors of the Corporation.

          4. Termination of Option.

          The Option, to the extent not exercised, shall terminate upon the first to occur of:

             (a) termination of the Optionee's services as a _________; provided, however, that the Option, to the extent exercisable on the date of termination of service as a _________, may be exercised by Optionee or his or her personal representative for a period of ninety days after termination on account of death; or

             (b)  ten years from the date of this Agreement.

          5. Non-Transferability of Option.

          Except as provided in Section 4(a), the Option is not transferable by the Optionee.

          6. Rights Prior to Exercise.

          The Optionee shall have no rights as a shareholder with respect to any Stock issued to the Optionee as a result of the exercise of an Option under this Agreement and any Stock owned by the Optionee as a result of Stock splits, Stock dividends or otherwise on the stock issued as a result of the exercises of an Option under this Agreement ("Option Stock") until the date of issuance of a share certificate to the Optionee for such Option Stock.

          7. Restrictions on Stock.

         Option Stock shall be subject to the following restrictions:

             (a) During the period beginning with the termination of service as a ________ for any reason except death and ending six months thereafter, the Corporation shall have the right to call any of the Option Stock from the then current holder of the Option Stock at the purchase price equal to the fair market value of the Stock as determined in good faith by the Board. If Optionee's service as a ________ is terminated by death, the Corporation's call option shall expire nine months after the Optionee's death. If the corporation calls any of the Option Stock, the then current holder of the Option Stock shall surrender such Stock, duly endorsed for transfer, upon payment of the purchase price.

             (b) Each share certified issued for Option Stock shall bear a legend evidencing the restrictions contained in this Section 7.

         8. Repurchase in Certain Cases. If Optionee exercises any Options and later terminates his or her service as a ________ and within one year thereafter engages in any activities, directly or indirectly, either as a consultant, employee, shareholder, partner or otherwise with any business that competes with the Corporation, Optionee, upon demand of the Corporation at any time thereafter, shall surrender to the Corporation for repurchase, all shares purchased on exercise of Options under this Agreement. The repurchase price, payable in cash, shall be the lesser of the price Optionee paid for the shares or the fair market value of the shares, as determined by the Board in its discretion at the date of repurchase.

          9. Miscellaneous.

          This Agreement is subject to all the provisions of the Rockford Corporation 1994 Stock Option Plan as it may be amended from time to time.

          10. Execution.

          The parties hereto have executed this Agreement on the date shown below.


                                           ROCKFORD CORPORATION


                                           By:
                                               _______________________
                                                  Chairman



                                           OPTIONEE


                                           By:
                                               _______________________

                                    EXHIBIT A

                               NOTICE OF EXERCISE
                                       OF
                           NON-QUALIFIED STOCK OPTION

          I hereby exercise the Option granted to me by Rockford Corporation ("Corporation") pursuant to the Stock Option Agreement and notify you of my desire to purchase _________ shares of Stock of the Corporation.

          Enclosed is:

                  (a) my check in the amount of $__________, in full payment for such shares and the federal and state withholding taxes due as a result of such purchase; or

                  (b) a certificate for, or my binding and irrevocable request that you withhold from the shares to be delivered pursuant to this notice, shares of Stock of the Corporation having a fair market value on the date of exercise equal to the full Option price for the shares purchased under this notice and the federal and state withholding taxes due as a result of such purchase.

          I represent and warrant to the Corporation and agree as follows:

          1. Information, Experience and Economic Ability. I have received a copy of the Plan, and as a director, I have access to information regarding the Corporation and have been afforded the opportunity to ask questions and receive additional information from the Corporation regarding the terms of an investment in the Stock, and my requests for information have been satisfied. I have business experience and knowledge adequate to evaluate the risks of an investment in the Stock, and I can bear the economic risk of losing my entire investment in the Stock and can afford to hold the Stock for an indefinite period of time. I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in the Stock for which I am exercising the Option. My overall commitment to investments which are not readily marketable is not disproportionate to my net worth, and my investment in the Stock will not cause such overall commitments to become excessive. I acknowledge that I have been advised to consult my tax and legal advisors regarding my investment in the Stock.

          2. Restrictions on Transfer. I acknowledge that there are substantial restrictions on the transferability of the Stock under securities laws unless they are registered or an exemption from such registration is available and established to the satisfaction of the Corporation; that investors in the Stock have no rights to require that the Stock be registered under federal or state securities laws or to require the Corporation to make available the information that would enable the Stock to be sold pursuant to Rule 144 under the Act; that there may never be a public market for the Stock so that it may never be possible for me to liquidate my investment in the Stock; and that the certificates representing the Stock will bear a legend referring to the foregoing transfer restrictions.

          3. No Distribution. The Stock to be delivered pursuant to the exercise of the Option is being acquired solely for my own account, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof.

          4. Accuracy of Representations. I understand that the Corporation will have the right to reject this Notice of Exercise if it believes for any reason that the undersigned is unsuitable to invest in the Stock under federal or state securities laws; that the Corporation is relying upon the representations in this notice in determining my suitability as an investor in the Stock; that I would not be permitted to purchase the Stock if any representation or warranty were known to be materially false; that a false representation may constitute a violation of law; and that any person who suffers damage as a result of a false representation may have a claim against me.

                                      OPTIONEE


                                      __________________________________


                                      Dated
                                            ____________________________


                                       2